Exhibit 99.1

Unigene Comments on FDA Advisory Committee Review of Salmon Calcitonin

March 6, 2013 – Boonton, NJ – Unigene Laboratories, Inc. (PINK: UGNE), a leader in the design, delivery, manufacture and development of peptide-based therapeutics, today commented on the outcome of the Food & Drug Administration (FDA) Advisory Committee Meeting held on March 5th, 2013 to discuss whether the benefit of calcitonin salmon for the treatment of postmenopausal osteoporosis outweighs a potential risk of cancer. The Advisory Committee concluded via a 12-9 vote that the benefits of calcitonin products, including Fortical®, do not outweigh the potential risks associated with their use and, as a result, should not continue to be broadly marketed. Unigene is the manufacturer of Fortical Nasal Spray, a calcitonin containing product indicated for the treatment of osteoporosis that is distributed in the USA by Upsher Smith Laboratories, Inc.

Additionally, the Advisory Committee recommended via a 20-1 vote that fracture prevention data should be required for the approval of new oral calcitonin products in development for osteoporosis prevention and treatment. This recommendation could impact Unigene’s licensee, Tarsa Therapeutics. Tarsa Therapeutics is currently developing an oral calcitonin tablet for the treatment of postmenopausal osteoporosis.

Ashleigh Palmer, Unigene’s Chief Executive Officer, stated, “It is our understanding that the FDA will now take the Advisory Committee’s recommendations under consideration. Restricting the use of calcitonin drugs has been a possibility since last year’s negative EMA ruling on calcitonin containing products. Currently, we are evaluating how the specific recommendations from yesterday’s Advisory Committee Meeting are likely to affect Unigene. However, to be clear, they are certain to have a materially adverse impact on the Company’s financial situation and operations in the near term. We anticipate being able to provide more details in our upcoming 2012 fourth quarter and year-end update, when we will also discuss other Unigene initiatives and programs not affected by this development.”

About Unigene Laboratories, Inc.

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence™ encompasses extensive intellectual property covering drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to the assessment by the FDA of the recommendations of the Advisory Committee and that the FDA may or may not concur with the Advisory Committee’s recommendations, and Unigene’s ability to build a robust portfolio of proprietary partnerships in peptide-based therapeutics based on its Peptelligence™ platform. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

For Investors & Media:

Joshua Drumm, Ph.D. / Jason Rando

Tiberend Strategic Advisors, Inc.

(212) 827-0020

jdrumm@tiberend.com

jrando@tiberend.com

Source: Unigene Laboratories, Inc.